23A SBIC/PW Eagle Inc. Exhibit 99.1

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                                                                                 Title of
                                                                                Derivative
                                                                                Securities
                                               Deemed    Issuer               and Title and
                                             Execution   Name,                  Amount of     Ownership
   Name and                                  Date , if     Ticker               Securities      Form:      Nature of
  Address of                                    any      or                     Underlying    Direct (D)    Indirect    Disclaims
  Reporting    Designated   Statement for   (month/day/  Trading    Title of    Derivative        or       Beneficial   Pecuniary
    Person     Reporter(1)  month/day/year     year)       Symbol   Security(1) Securities   Indirect (I) Ownership(1)  Interest
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
J.P. Morgan       J.P.       May 26, 2005       N/A      PW Eagle,   Common     See Table II       I      See              No
Partners (23A    Morgan                                  Inc.         Stock                               Explanatory
SBIC            Partners                                  ("PWEI")                                        Note 2 below
Manager), Inc.    (23A
c/o J.P.        SBIC), LP
Morgan
Partners, LLC
1221 Avenue
of the
Americas 40th
Floor
New York, New
York 10020
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

Explanatory Note:

1) The Designated Reporter is executing this report on behalf of all Reporting Persons, each of whom has authorized it to do so. Each of such Persons disclaims beneficial ownership of the securities to the extent it exceeds such Person's pecuniary interest therein.

2) The amounts shown in Tables I and II represent the beneficial ownership of the Issuer's equity securities by J.P. Morgan Partners (23A SBIC), L.P. ("JPM 23A SBIC"), a portion of which may be deemed attributable to the Reporting Person because the Reporting Person is the general partner of JPM 23A SBIC. The actual pro rata portion of such beneficial ownership that may be deemed to be attributable to the Reporting Person is not readily determinable because it is subject to several variables, including the internal rate of return and vesting of interests within JPM 23A SBIC. The Reporting Person disclaims beneficial ownership in the securities to the extent it exceeds its pecuniary interest therein.